EXHIBIT 5

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER WRITER’S EMAIL
(202) 274-2000

May 1, 2013

Board of Directors
Charter Financial Corporation
1233 O.G. Skinner Drive
West Point, Georgia 31833

Re:	Charter Financial Corporation - Registration Statement on Form S-8

Lady and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Charter Financial Corporation (the “Company”) and stock options to purchase Common Stock of Charter Financial Corporation (“Stock Options”), to be issued pursuant to the Charter Financial Corporation 2001 Stock Option Plan and Charter Financial Corporation 2001 Recognition and Retention Plan (collectively the “Equity Plans”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Equity Plans,  the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock and Stock Options of the Company when issued in accordance with the terms and conditions of the Equity Plans will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

               Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
Luse Gorman Pomerenk & Schick,
                 A Professional Corporation